Exhibit 4.2

No. ___	Shares

CALLAWAY GOLF COMPANY

(a Delaware corporation)

This certifies that ________ is the owner and registered holder of ___________ Shares of 7.50% Series B Cumulative Perpetual Convertible Preferred Stock, par value $0.01 per share, transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The sale of this security has not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly, this security may not be offered or sold except as set forth in the following sentence. By its acquisition hereof, the holder agrees (1) that it will not within the later of (x) one year after the latest issue date of this security and (y) three months after it ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the issuer, offer, resell, pledge or otherwise transfer the security evidenced hereby or the common stock issuable upon conversion of such security, except (a) to the issuer; (b) under a registration statement that has been declared effective under the Securities Act; (c) to a person the seller reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) that is purchasing for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); or (d) under any other available exemption from the registration requirements of the Securities Act; and (2) that it will, prior to any transfer of this security within the later of (x) one year after the latest issue date of this security and (y) three months after it ceases to be an affiliate (within the meaning of Rule 144 adopted under the Securities Act) of the issuer, furnish to the trustee and the issuer such certifications, legal opinions or other information as may be required pursuant to the certificate of designation to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its duly authorized officers and to be sealed with the seal of the corporation this 15th day of June, 2009.

CORPORATE SEAL
	Brian P. Lynch	Bradley J. Holiday
	Corporate Secretary	Senior Executive Vice President and Chief Financial Officer